Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•                  Registration Statements on Form S-8:

•                  No. 333-132148 (relating to the Xcel Energy 401(k) Savings Plan; and NCE, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and NCE, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees)

•                  No. 333-148996 (relating to the Xcel Energy 401(k) Savings Plan; and NCE, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and NCE, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees)

•                  No. 333-127218 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•                  No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan)

•                  No. 2-61264 (relating to the NSP Employee Stock Ownership Plan)

•                  No. 33-38700 and 333-91495 (relating to the NSP Executive Long-Term Incentive Award Stock Plan)

•                  No. 333-48610 (relating to NCE, Inc. Omnibus Incentive Plan; PSCo Omnibus Incentive Plan; SPS 1989 Stock Incentive Plan; SPS Employee Investment Plan; and SPS Directors’ Deferred Compensation Plan)

•                  No. 333-48604 (relating to NCE, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and NCE, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and NCE, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees)

•                  No. 333-127217 (relating to the Xcel Energy 2005 Omnibus Incentive Plan)

•                  No. 333-104507 (relating to Xcel Energy 401(k) Savings Plan)

•                  No. 333-115754 (relating to Stock Equivalent Plan for Non-Employee Directors)

•                  No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan)

•                  No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•                Registration Statements on Form S-3:

•                  No. 333-35482 (relating to the acquisition of Natrogas, Inc.)

•                  No. 333-108446 (relating to the Xcel Energy Dividend Reinvestment and Cash Payment Plan)

•                  No. 333-113739 (relating to Xcel Energy $57,500,000 Principal Amount of Convertible Debt Securities)

•                  Post-Effective Amendment No.  A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG, Inc. Tender Offer)

•                  No. 333-161521 (relating to senior debt securities, junior subordinated debt securities and common stock)

of our reports dated February 26, 2010 relating to the consolidated financial statements and financial statement schedules of Xcel Energy Inc. and subsidiaries, and the effectiveness of Xcel Energy Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 26, 2010